Exhibit 99.1

CONSENT OF HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

January 30, 2007

The Board of Directors of Integrated Alarm Services Group, Inc.

One Capital Center

99 Pine Street, 3rd Floor

Albany, NY 12207

Re:                               Registration Statement on Form S-4 of Protection One, Inc. (File No. 333-                   )
(the “Registration Statement”)

Dear Members of the Board of Directors:

Reference is made to our opinion letter (“opinion”), dated December 20, 2006, as updated January 19, 2007.

Our opinion was provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated therein and no submission, distribution or filing of the opinion, in whole or in part, may be made to or with any third party, governmental agency or regulatory body or authority, and no reference to us, our engagement, the services provided by us or the opinion may be made in any public filing(s), materials distributed to the security holders or creditors of the Company, financial statements, press releases or any other disclosure, in each instance, without our prior review and written approval. We understand that the Company has determined to include our opinion in the Registration Statement.

In that regard, we hereby consent to the reference to our opinion in the Registration Statement on Form S-4 under the captions “Summary,” “The Merger—Background of the Merger,” “The Merger—Recommendation of the IASG Board of Directors; Reasons for the Merger” and “The Merger—Opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc.” and to the inclusion of our opinion in the proxy statement/prospectus included in the Registration Statement, appearing as Annex C to such proxy statement/prospectus.  Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the Registration Statement and that our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.
HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.